Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-38309, 333-36189, 333-44985, 333-55775, 333-
66793, 333-80617, and 333-87067) and S-8 (Nos. 333-16385, 333-35937, 333-39796,
333-56171, 333-75945, and 333-87426) of QuadraMed Corporation of our report relating to the consolidated balance sheet and the consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows of QuadraMed Corporation, dated March 28, 2003 and May 15, 2003 (as to the first paragraph of note 25), appearing on Form 10-K/A for the fiscal year ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of QuadraMed Corporation.



                                                   /s/  Pisenti & Brinker LLP
                                                   ----------------------------
                                                   PISENTI & BRINKER LLP


Petaluma, California
August 11, 2003


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